Exhibit 3.7
AMENDED AND RESTATED
BY-LAWS
OF
MISSISSIPPI MARKETING, INC.
April 17, 2007
ARTICLE I. OFFICES
     The principal office of the Corporation in the State of Mississippi shall be located in the City of Natchez, County of Adams. The Corporation may have other offices, either within or without the State of Mississippi, as the Board of Directors may designate or as the business of the Corporation may require from time to time.
ARTICLE II. SHAREHOLDERS
     2.1. Annual Meeting. The annual meeting of the Shareholders shall be held on the third Thursday in the month of January, in each year, beginning with the year 1992, at the hour of 6:00 P.M. for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the date fixed for the annual meeting shall be a legal holiday in the State of Mississippi, such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held on the day designated herein for any annual meeting of the Shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the Shareholders as soon thereafter as conveniently may be.
     2.2. Special Meetings. Special meetings of the Shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than ten percent

(10%) of all the outstanding shares of the Corporation entitled to vote at the meeting.
     2.3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Mississippi unless otherwise prescribed by statute, as the place for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice shall be signed by all Shareholders entitled to vote at a meeting may designate any place, either within or without the State of Mississippi, unless otherwise prescribed by statute, as a place for a special meeting. Unless otherwise called, the place of the meeting shall be the principal business office of the Corporation in the State of Mississippi.
     2.4. Notice of Meeting. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than ten (10) days, nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the office or persons calling the meeting, and shall be deemed to be delivered when deposited in the United States mail, addressed to the Shareholder at its address as it appears on the Stock Transfer Book of the Corporation with postage thereon prepaid.
     2.5. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or Shareholders entitled to receive payment of any dividend, or in order the make a determination of Shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books be closed for a stated period but not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining Shareholders entitled to notice of or to vote at a meeting of Shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of Shareholders, such date in any case to be no more than sixty (60) days and, in the case of a meeting of Shareholders, not less than (10) days prior to the date on which the particular action requiring such determination of Shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders, or Shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record for such determination of Shareholders. When a determination of Shareholders entitled to vote at a meeting of Shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.
     2.7. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete list of the Shareholders entitled to vote at each meeting of Shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. The voting list, for a period of ten (10) days prior to the meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any Shareholder at any time during business hours. Such list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Shareholder during the whole time of the meeting for the purposes thereof.
     2.7. Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The Shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.
     2.8. Proxies. Every proxy must be dated and signed by the Shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.
     2.9. Voting of Shares. Subject to the provisions of Section 2.1 of this Article II, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of Shareholders.
     2.10. Informal Action by Shareholders. Unless otherwise provided by law, any action required to be taken at a meeting of the Shareholders, or any other action which may be taken at a meeting of the Shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Shareholders entitled to vote with respect to the subject matter thereof.
     2.11. Voting of Shares by Certain Holders. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.
     A Shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledge, and thereafter the pledge shall be entitled to vote the shares so transferred.
     Shares of its own stock belonging to the Corporation shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.
     Section 2.11 herein provides how shares held by certain holders are to be voted. It does not allow nor provide that certain holders may or not be entitled to hold said shares under the restrictive provisions of the bylaws as stated.
     2.12. Cumulative Voting. At all elections of Directors whether at annual meetings or special meetings of the stockholders, each stockholder shall be entitled to as many votes as shall equal the number of his shares of stock multiplied by the number of Directors to be elected; and he shall cast all of such votes for one, two or more Directors nominated by him, and shall not cast any of such votes for Directors not nominated by him, which right shall be termed cumulative voting; provided that any vacancy occurring in the Board of Directors, caused by death, resignation, or other act of a Director shall be filled by the vote of the holders of the shares held by the stockholders of this Corporation who nominated him and whose cumulative ballots elected him, at a special meeting called for that purpose, and such successor-director shall hold office for the balance of the annual term of his predecessor.
ARTICLE III. BOARD OF DIRECTORS
     3.1. General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors.
     3.2. Number, Tenure and Qualification. Directors of the Corporation shall be no less than (2) who shall be elected annually.
     3.3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of Shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.
     3.4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any Director. Special meetings shall be held at the place fixed by the Board of Directors for the holdings of meetings, or if no such place has been fixed, at the principal business office of the Corporation. Notice of special meetings shall specify the business to be transacted at the meeting, and no other business may be transacted without the approval of all Directors.
     3.5. Notice. Notice of any special meeting shall be given at least five (5) days previous thereto by written notice delivered personally or mailed to each Director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any Director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.
     3.6. Quorum. A majority of the number of Directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such number is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.
     3.7. Manner of Meeting. Except as otherwise specifically provided by these bylaws or the Articles of Incorporation, the act of a majority of the Directors present at a meeting shall be the act of the Board of Directors.
     3.8. Action Without a Meeting. Any action may be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed by all of the Directors.

     3.9 Vacancies. Any vacancy occurring on the Board of Directors or any directorship to be filled by any reason of an increase of the number of Directors shall be filled by election at a special meeting of the Shareholders called for that purpose. A Director elected to fill a vacancy shall be elected solely by the Shareholders who previously nominated and elected said Directors.
     3.10. Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.
     3.11. Compensation. By resolution of the Board of Directors, each Director may be paid his expenses, if any, in attendance at each meeting of the Board of Directors. No salary shall be paid to the Directors for service as a Director. This does not prohibit a Director from being an employee and receiving compensation as an employee.
ARTICLE IV. OFFICERS
     4.1 Number. The officers of the Corporation shall be a President, a Vice-President/Treasurer, a Secretary, and an Assistant Secretary each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors.
     4.2. Election and Term of Officers. The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first annual meeting of the Shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his successor has been duly elected and qualified or until his death or until he shall resign or shall have been removed in the manner provided.
     4.3. Removal. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.
     4.4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.
     4.5 President. The President shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall have general supervision and control of the business and affairs of the Corporation. He shall, when present, preside at all meetings of the Shareholders and of the Board of Directors. He may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates of shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in case where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.
     4.6. Vice President/Treasurer. In the absence of the President or in the event of his death, inability or refusal to act, the Vice President/Treasurer shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice President shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors. Further, the Vice-President/Treasurer shall have: (a) charge and custody and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these bylaws; and (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors. These duties may be delegated to a specific employee of the Corporation, pursuant to a resolution of the Board of Directors, as needed to conduct day to day activities of the Corporation.
     4.7. Secretary. The Secretary shall (a) keep the minutes of the proceedings of the Shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the Corporation records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each Shareholder which shall be furnished to the Secretary by such Shareholder; (e) sign with the President certificates for shares of the Corporation, the issuance of which shall have been authorized by resolutions of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.
     4.8. Assistant Secretary. The Assistant Secretary, or Secretaries, when authorized by the Board of Directors, may sign with the President or Vice-President Certificates for shares of the Corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Secretary shall perform such duties as shall be assigned to him by the Secretary or by the President or by the Board of Directors.
     4.9. Salaries. The officers shall serve the Corporation without compensation from the Corporation. This shall not prevent an employee from receiving a salary simply by reason of the fact that he is also an officer of the Corporation.

ARTICLE V. CONTRACTS, LOANS, CHECKS, AND DEPOSITS
     5.1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.
     5.2. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.
     5.3. Checks, Draft, Etc. All checks, drafts or other orders for the payment of money, notes or other evidence of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.
     5.4. General Manager. The Board of Directors may authorize any officer or officers to enter into a contract to employ a general manager of the business on terms and conditions which the Board must approve. If a general manager is employed by the Corporation, he shall have such authority to sign and approve checks, receive and deposit funds, and enter into contacts without officer approval, as may be authorized by the Board of Directors.
     5.5. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, companies or other depositories as the Board of Directors may select.
ARTICLE VI. CERTIFICATES FOR SHARES AND THEIR TRANSFER

     6.1. Certificates of Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President and by the Secretary or by such other officers authorized by law and by the Board of Directors so to do, and sealed with the corporate seal. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed, or mutilated certificate a new one may be issued therefore upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.
     6.2. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder or record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.
     6.3. Prohibited Transfers. No stockholder shall sell, assign, encumber, pledge, transfer or in any way dispose of his shares of the stock in the Corporation, if such disposition would be subject to registration under the Securities Act of 1933 (or any successor law) or any applicable state securities laws.
     6.4. Shareholder Agreement. If any two or more shareholders or subscribers to the stock of the Corporation shall enter into any shareholder agreement further abridging, limiting or restricting the rights of any one or more of them to sell, assign, transfer, mortgage, pledge, hypothecate or transfer on the books of the Corporation, any or all of the stock of the Corporation held by them, and if a copy of said agreement shall be filed with the Corporation, then in such event, all certificates of shares of stock subject to such abridgments, limitations, or restrictions shall have a reference thereto endorsed thereon by the officer of the Corporation and such stock thereafter may not be transferred on the books of the Corporation except in accordance with the terms and provisions of such shareholder agreement.
     6.5. Legend. A reference to this article shall be printed upon each certificate of Common Stock issued by the Corporation and the provisions of this article shall be binding upon every person now or who hereafter becomes a stockholder of this Corporation, all of whom shall take such Common Stock subject to the provisions hereof; and all pledges, hypothecations or other encumbrances of said stock or dealings with the regard thereto, shall likewise be subject to the provisions hereof.
ARTICLE VII. FISCAL YEAR
     The fiscal year of the Corporation shall begin on the 1st day of January and end on the 31st day of December in each year.

ARTICLE VIII. DISTRIBUTION OF FUNDS
     The Board of Directors may from time to time declare, and the Corporation may pay, the net income from its operations to its Shareholders in the manner and upon the terms and conditions provided by law and its Articles of Incorporation. The Corporation may accrue income for any valid business purpose.
ARTICLE IX. INDEMNIFICATION
     9.1. Indemnification of Shareholders, Officers and Directors.
     The Corporation shall indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a Shareholder, Director or Officer of Corporation, or is or was serving at the request of the Corporation as a Director, Officer, Employee or Agent of another Corporation, partnership, joint venture, trust or other enterprise, from and against any loss or expense, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the full extent authorized by or otherwise permitted under the laws of the State of Mississippi. In addition, the Corporation may indemnify any person (including the heirs, executors and administrators or such person) who is or was an employee or agent of the Corporation, or to the extent and under the circumstances provided by the foregoing sentence. The right of indemnification granted herein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, and shall continue as to a person who has ceased to be a Director, Officer, Employee or Agent and shall inure to the benefit of the heirs, executors and administrators of such person.
     9.2. Right of Corporation to Insure. Notwithstanding the provisions of Section 1 of this Article IX, the Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.
ARTICLE X. CORPORATE SEAL.
     The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the State of the Incorporation and the words “Corporate Seal”.
ARTICLE XI. WAIVER OF NOTICE
     Unless otherwise provided by law, whenever any notice required to be given to any Shareholder or Director of the Corporation under the provisions of these bylaws, the Articles of Incorporation, or the Mississippi Business Corporation Law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XII. AMENDMENTS
     These bylaws may be altered, amended or repealed and new bylaws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors.